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                                      EXHIBIT 5
                OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP


                                    June 25, 1998




Collateral Therapeutics, Inc.
9360 Towne Center Drive
San Diego, CA 92121

          Re: Collateral Therapeutics, Inc. - Registration Statement for Offering of an Aggregate of 2,346,835 Shares of Common Stock

Ladies and Gentlemen:

     We have acted as counsel to Collateral Therapeutics, Inc. a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 2,296,835 shares of common stock, par value $0.001 per share, of the Company and related stock options for issuance under the Company's 1998 Stock Incentive Plan (the "Incentive Plan") and (ii) 50,000 shares of common stock, par value $0.001 per share, of the Company issuable under the 1998 Employee Stock Purchase Plan (the "Purchase Plan") (collectively, the "Shares").

     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

     We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment of the Incentive Plan and Purchase Plan. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to (a) the provisions of option agreements duly authorized under the Incentive Plan and in accordance with the Registration Statement, (b) purchase rights under the Purchase Plan and in accordance with the Registration Statement, or (c) duly authorized direct stock issuances in accordance with the Incentive Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Incentive Plan, the Purchase Plan or the Shares.


                              Very truly yours,


                          /s/ BROBECK, PHLEGER & HARRISON LLP
                              -------------------------------
                              BROBECK, PHLEGER & HARRISON LLP